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                                                       Exhibit (10)(ii)(A)(xxiv)


                              SEPARATION AGREEMENT

         This Separation Agreement ("Agreement") is entered into between Dale A. Cable ("EMPLOYEE") and American Greetings Corporation, an Ohio corporation ("AG" or "Company"), on the date set forth at the signature lines below, arising out of the employment relationship between EMPLOYEE and AG. This Agreement will not become effective and irrevocably binding until seven (7) days after it is signed by EMPLOYEE. EMPLOYEE may revoke this Agreement at any time prior to the expiration of such seven (7) days. A revocation must be in writing and it must be received by the Company by the close of business on the seventh day.

         In consideration of the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties agree as follows:

         1. EMPLOYEE and the Company hereby acknowledge Employee's voluntary separation from employment with Ethe Company effective February 28, 2003 ("Separation Date"), and Employee agrees to work as set forth in Paragraph 2.c. below through the close of business that day.

         2. Upon the signing of a waiver prepared by the Company and in the form of Paragraph 7 of this Agreement, and on the condition that EMPLOYEE has not voluntarily resigned prior to February 28, 2003, EMPLOYEE will receive the following benefits from the Company;

                  a. Commencing on the Separation Date, separation pay of an amount equal to 10 months base salary, based on EMPLOYEE'S current annual base salary, payable in monthly installments, less applicable deductions. Any payments due before the effective date of this Agreement shall be payable within fourteen (14) days after the effective date. Company reserves the right to pay any portion of this separation pay in an undiscounted lump sum, at Company's discretion;

                  b. EMPLOYEE will continue to participate in the Key Management Incentive Plan for Fiscal Year 2003 as Vice President, Treasurer in the Enterprise Management business unit with his individual performance component ranked at not less than Tier 3 (which will result in the individual performance component being not less than 100%);

                  c. EMPLOYEE will be an active employee with the Company through February 28, 2003; EMPLOYEE agrees to continue working in his current role full time up until a date mutually agreed upon by Employee and Company, but no later than the Separation Date; thereafter, EMPLOYEE agrees to make himself available to the Company on an as needed basis up until the Separation Date.

                  d. For the purposes of vesting of stock options previously granted to EMPLOYEE by Company, and for the purposes of exercising any such stock options, December 31, 2003 shall be considered to be EMPLOYEE's separation date.

                  e. EMPLOYEE will have continued use of the AG company car for 30 days after the Separation Date, at which time EMPLOYEE will return the car to AG unless EMPLOYEE exercises the option to purchase the car at a $500 discount below the fair market value.

                  f. AG will pay for outplacement services for 6 months to assist EMPLOYEE in seeking employment. AG will select the service provider and will make direct payments to the service provider. At the discretion of Employee, outplacement services may begin upon the execution of this Separation Agreement or any date thereafter, but not later than June 1, 2003.

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                  g.       After the. Separation Date, Company agrees to pay
                           Employee for any services rendered to the Company in connection with any legal or similar proceedings involving the Company where the Company requests Employee's services. The rate for such services shall be the competitive market rate for such consulting services at the time, as mutually agreed by the Employee and the Company. The Company also agrees to pay the reasonable out-of-pocket expenses incurred by Employee, including travel, lodging and meals, in accordance with the Company's normal procedures for reimbursing expenses incurred by employees. Employee agrees to make himself available upon reasonable notice and to cooperate with the Company in the development and presentation of any prosecution or defense of the proceedings.

         3. If EMPLOYEE is re-employed by Company, in any capacity other than a temporary or parttime assignment, prior to receipt of all the Separation benefits provided in paragraph 2., EMPLOYEE will forfeit any unpaid Separation benefits. In the event EMPLOYEE is paid Separation in a lump sum, s/he will pay back to COMPANY that amount EMPLOYEE would not have received had Separation been paid out in equal installments over time, pursuant to paragraph 2(a).

         4. EMPLOYEE acknowledges that as of the close of business on the Separation Date EMPLOYEE will cease to be an employee of AG and thereafter will not be eligible for or receive any benefits of employment and that the only benefits EMPLOYEE will receive from AG are those benefits described in paragraph 2 above; provided, however, that this Agreement does not waive any benefits or Company contribution that EMPLOYEE may be eligible or become eligible to receive as of the Separation Date under any Stock Option Plan, the Retirement Profit Sharing and Savings Plan, the Supplemental Executive Retirement Plan, or Restoration Benefits.

         5. Notwithstanding any other provision of this Agreement, EMPLOYEE acknowledges that the benefits EMPLOYEE will receive under paragraph 2 above are greater than those benefits EMPLOYEE would have been entitled to receive upon termination in the absence of this Agreement.

         6. It is agreed by EMPLOYEE that this Agreement, the benefits, including all benefits set forth in paragraph 2 above, and all other terms of this Agreement, are each confidential information and shall not be disclosed or revealed to any person other than EMPLOYEE's attorneys, accountants, tax advisors, and immediate family members (who must be informed of and agree to be bound by the terms of this paragraph), and any governmental taxing authority.

         7. With respect to any and all events arising out of or related to the employment relationship between EMPLOYEE and the Company occurring on or before the Separation Date, EMPLOYEE hereby releases and forever discharges AG, and each of its agents, officers, directors, employees, subsidiaries, divisions, affiliates, successors and assigns, (collectively "AG Releasees") from any and all claims and/or causes of action, known or unknown, arising (i) from or during EMPLOYEE's employment with AG or (ii) as a result of the termination of that employment; and EMPLOYEE hereby covenants and agrees that he will not assert any such claims and/or causes of action against any AG Releasee, including but not limited to, (i) claims and/or causes of action arising under the Age Discrimination in Employment Act (29 U.S.C. Sec. 621 et seq.), (ii) claims and/or causes of action arising under federal, state or local laws, including but not limited to those prohibiting employment discrimination on the basis of race, color, national origin, religion, sex, age, disability or otherwise; (iii) claims and/or causes of action growing out of any legal restrictions on AG's right to terminate its employees, including breach of contract, discharge in violation of public policy, or promissory estoppel, or (iv)tort claims and/or causes of action, including infliction of emotional distress, defamation, libel or slander. This release does not apply to any of the following: (i) coverage of the Employee as an insured under any insurance of the Company with respect to third party claims; (ii) rights to defense or indemnification with respect to third party claims relating to the acts of Employee within the scope of his employment or as an officer; (iii) right to reimbursement for business expenses incurred prior to the

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Separation Date; (iv) rights to unemployment compensation or workers'
compensation benefits; and (v) the payments and benefits specifically set forth and agreed to by the Company under this Separation Agreement.

         8. The Company hereby releases and forever discharges EMPLOYEE from any and all causes of action, claims, demands, rights and/or actions, whether in law or in equity, known or unknown, arising from EMPLOYEE's conduct within the scope of his employment with the Company. The Company shall indemnify and save harmless Employee from and against all loss, costs, expenses and damages (including reasonable attorneys' fees) resulting from claims brought against Employee that arise out of Employee's conduct within the scope of his employment; provided, however, (i) that prompt written notice is given to the Company of any claim or suit, (ii) that the Company shall have the option to undertake and conduct the defense and/or settlement of any such claim or suit,
(iii) that Employee shall cooperate with the Company in the defense of any such claim or suit, (iv) that Employee acts to mitigate any damages, (v) that no settlement of any claim or suit may be made without the Company's prior written consent, and (vi) that if the Company undertakes the defense of a claim brought against Employee, the Company shall not be responsible for attorney's fees, costs and expenses incurred by Employee after the Company undertakes the defense of the claim.

         9. EMPLOYEE represents and warrants that EMPLOYEE has no interest or obligation that is inconsistent with or in conflict with this Agreement or that would prevent, limit or impair Employee's performance of any part of this Agreement.

         10. EMPLOYEE agrees that in the event that EMPLOYEE breaches any of the terms of this Agreement, EMPLOYEE will forfeit the benefits described in paragraph 2, plus EMPLOYEE will pay any expenses or damages incurred by the AG Releasees as a result of the breach, including reasonable attorneys' fees.

         11. EMPLOYEE acknowledges that EMPLOYEE has an obligation of confidence and nondisclosure with respect to any and all confidential information and trade secrets that EMPLOYEE acquired during the course of employment with Company. This obligation of confidence and non-disclosure extends to both Company information and third-party information held by the Company in confidence, and this obligation continues after the Separation Date. EMPLOYEE is prohibited from using or disclosing such information.

         12. EMPLOYEE acknowledges that EMPLOYEE is bound by the non-compete provisions in the Employment Agreement entered into between EMPLOYEE and Company, which provide:

             [EMPLOYEE] shall not for a period of twelve months after leaving the employ of the Corporation or a subsidiary, regardless of the reason for such leaving, enter into the employment, directly or indirectly or in a consulting or free lance capacity, of any person, firm or corporation in the United States or Canada, which at such date of leaving the employ of the Corporation or a subsidiary shall be manufacturing or selling products that are substantially similar in nature to the products being then manufactured or sold by the Corporation or the subsidiary.

         13. (a) This Agreement constitutes the entire understanding between EMPLOYEE and the Company relating to the subject matter contained herein and this Agreement supersedes any previous agreement(s) that may have been made in connection with EMPLOYEE's employment with AG except insofar as such agreement(s) concern EMPLOYEE's obligations with regard to competing with AG or EMPLOYEE's obligations with regard to AG's trade secrets, proprietary or other confidential information belonging to AG, which obligations are not modified, amended or terminated by this Agreement and which continue after the Separation Date. This Agreement may not be changed, modified, or altered with out the express written consent of EMPLOYEE and an officer of AG.

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                  (b) AG's failure to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver of. or deprive AG of its right thereafter to insist upon strict adherence to that term or any other term of this Agreement. To be effective, any waiver must be in writing and signed by an officer of AG.

                  (c) This Agreement shall be construed in accordance with the laws of the State of Ohio. If any part or section of this Agreement is found to be contrary to law or unenforceable, the remainder shall remain in force and effect.

         14. EMPLOYEE is hereby advised and encouraged to consult an attorney prior to executing this Agreement. EMPLOYEE acknowledges that if EMPLOYEE has executed this Agreement without consulting an attorney EMPLOYEE has done so knowingly, voluntarily and contrary to the express advice herein.

         15. EMPLOYEE acknowledges that EMPLOYEE has been given at least twenty-one (21) days from the date EMPLOYEE first received this Agreement, which date was on or before September 17, 2002, during which to consider this Agreement. EMPLOYEE understands that the offer made to EMPLOYEE by this Agreement remains open for at twenty-one (21) days, and that EMPLOYEE may accept the offer at any time from September 17, 2002 through October 15, 2002. If EMPLOYEE does not accept this Agreement on or before that date, the offer set forth in this Agreement is automatically rescinded unless AG expressly notifies EMPLOYEE in writing otherwise.

AMERICAN GREETINGS CORPORATION


By:  /s/ Pamela L. Linton                        Date   10-23-02
    ----------------------------------------          ------------------------
     Pamela L. Linton
     Senior Vice President
     Human Resources


By: /s/ Dale A. Cable                            Date   10-23-02
    ----------------------------------------          ------------------------
     Dale A. Cable

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